UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Charles Schwab Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3025021
(State of Incorporation or Organization)	(IRS Employer Identification No.)

3000 Schwab Way, Westlake, TX	76262
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered:	Name of Each Exchange on Which Each Class is to be Registered
Common Stock – $.01 par value per share	Texas Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

The Charles Schwab Corporation (the “Registrant”) is filing this Registration Statement on Form 8-A (“Form 8-A”) with the Securities and Exchange Commission (the “SEC”) in connection with the secondary listing of its common stock, par value $0.01 per share (the “Common Stock”), with the Texas Stock Exchange LLC (the “TXSE”). The Common Stock is currently listed on the New York Stock Exchange under the symbol “SCHW,” and the Registrant expects to maintain its primary listing of Common Stock on the New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock to which this Form 8-A relates, as may be amended from time to time, contained in Exhibit 4.11 of the Registrant’s Annual Report on Form 10-K, filed on February 25, 2026 with the SEC, is incorporated herein by reference.

The Registrant expects the listing and trading of the Common Stock on the TXSE to commence on October 7, 2026, under the symbol “SCHW.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the TXSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 6, 2026	The Charles Schwab Corporation

	By:	/s/ Michael Verdeschi
Name: Michael Verdeschi
Title: Managing Director and Chief Financial Officer